UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

MODERN MEDICAL MODALITIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-3059258
(State or other jurisdiction of	(I.R.S.Employer
incorporation or organization)	Identification Number)

439 Chestnut Street
    Union, New Jersey 07083
 (Address of principal executive offices, Zip code)

908-687-8840
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e -4©)

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to MODM’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of MODM’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond MODM’s control).

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement with New Jersey Imaging Partners, Inc.

On November 19, 2009, Modern Medical Modalities Corporation (“MODM”), and its wholly-owned subsidiaries Union Imaging Associates, Inc. (“UIA”), Union Imaging Center, LLC (“UIC”) and PET Scan at Union Imaging, LLC (“PET”) (UIA, UIC and PET, each a “Seller Company”, collectively, the “Seller Companies”) entered into an Asset Purchase Agreement (the “Agreement”) with New Jersey Imaging Partners, Inc., a New Jersey corporation (“NJIP”), and NJIP’s parent corporation RadNet, Inc., a Delaware corporation whose common stock is publicly traded on the NASDAQ Global Market under the symbol RDNT (“RadNet”), pursuant to which NJIP agreed to purchase substantially all of the assets of Seller Companies that are used in connection with Seller Companies’ diagnostic imaging business (the “Asset Sale”), for cash consideration of $5,000,000 plus 75,000 shares of restricted common stock of RadNet.

The Agreement provides that MODM and the Seller Companies will indemnify NJIP against losses or damages resulting from, among other customary items, any (i) breach of MODM or the Seller Companies’ representations and warranties in the Agreement, (ii) breach of any covenant or obligation of MODM or the Seller Companies in the Agreement, (iii) liabilities of MODM or the Seller Companies not assumed by NJIP pursuant to the Agreement, (iv) assets of MODM or the Seller Companies not acquired by NJIP pursuant to the Agreement, (v) claims related to the operation of the Seller Companies’ business prior to the Closing Date.

On the Closing Date, for the purpose of securing MODM and the Seller Companies’ indemnification obligations pursuant to the Agreement, NJIP will deposit with an escrow agent $300,000 of the cash portion of the purchase price (the “Escrow Amount”). Not later than 3 months after the Closing Date, $100,000 of the Escrow Amount will be released to MODM, less the sum of any amounts which are owed to or have been retained by NJIP to satisfy any indemnification claims.  Not later than 6 months after the Closing Date, $100,000 of the Escrow Amount will be released to MODM, less the sum of any amounts which are owed to or have been retained by NJIP to satisfy any indemnification claims. Not later than 9 months after the Closing Date, the remaining Escrow Amount will be released to MODM, less the sum of any amounts which are owed to or have been retained by NJIP to satisfy any indemnification claims.  NJIP’s indemnifiable claims will not be limited by the Escrow Amount.

NJIP’s obligation to consummate the Asset Sale is subject to certain closing conditions, including, that (i) the representations and warranties of the Company and the Seller Companies must be true on the date of the Agreement and on the Closing Date, (ii) there shall be no material adverse change with respect to the Seller Companies’ business operations since September 30, 2009, (iii) there shall be no action or proceeding before any court or government authority seeking to prohibit the Asset Sale, (iv) there shall be no third party claim to ownership of the assets to be acquired by NJIP, (v) the Company and the Seller Companies shall have obtained any third party and regulatory approvals required to consummate the Asset Sale, including the approval of the New Jersey Department of Health and Senior Services to transfer the facilities licenses of the Seller Companies to NJIP, (vi) NJIP and the professional corporation operated by the Seller Companies’ principal radiologist, Dr. Howard Kessler, M.D., P.A. d/b/a/ Union Imaging Associates, P.A., a New Jersey professional association, shall have entered into a management services agreement with the Seller Companies’ principal radiologist.

The Closing Date is scheduled to occur no later than January 29, 2010.  If the Closing Date does not occur on or prior to that date or if any of the conditions to closing are not satisfied on or prior to that date, MODM, the Seller Companies and NJIP shall each have the right to terminate the Agreement.

The Agreement was approved by joint written consent of the board of directors of MODM and the holders of a majority of the issued and outstanding shares of MODM as of November 24, 2009.  However, such shareholder approval will not be effective and the Agreement may not be consummated until MODM satisfies its obligations under Regulation 14C of the Securities Exchange Act of 1934, as amended.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Agreement, which is attached as an exhibit to this Current Report.

Agreement for Purchase and Sale of Assets with Medical Equipment Solutions, Inc.

On February 2, 2009, MODM filed a Form 8-K reporting that on January 27, 2009, MODM entered into and consummated an Agreement for Purchase and Sale of Assets (the “Initial MES Agreement”) with Medical Equipment Solutions, Inc., a Georgia corporation (“MES”), pursuant to which MODM acquired all of MES’ interests in (i) a management contract pursuant to which MES managed and earned 5% of the collections of UIC (the “Management Contract”),  (ii) a GE Millenium VG nuclear camera (the “Nuclear Camera”) previously owned by MES and used at a diagnostic imaging center operated by UIC and a joint venture controlled by MODM known as Union Imaging Associates, JV (“UIA, JV”), (iii) a rental agreement between MES and UIA, JV, pursuant to which MES leased the Nuclear Camera to UIA, JV in return for 50% of the revenues earned from studies performed using the GE Camera, net of radiologists’ fees (the “Rental Agreement”), and (iv) MES’ entire interest in a joint venture known as PET Scan at Union Imaging, LLC (the “PET JV”), which was owned equally by MODM and MES ((i) – (iv) collectively, the “MES Assets”).  MODM acquired the MES Assets in consideration of a non-interest bearing promissory note in the principal amount of $540,000 (the “Initial MES Note”), due at the earlier of March 31, 2009 or the closing date of the sale of substantially all of the Seller Companies’ assets; provided that if the Note was not paid in full on or before March 31, 2009, the MES Agreement would be null and void and ownership of the MES Assets would revert back to MES.  Due to the fact that HD (as defined under Item 1.02 below) was unable to consummate the purchase of substantially all of Seller Companies’ assets prior to March 31, 2009, or at all, the MES Assets reverted back to MES and the Initial MES Agreement was rendered null and void.

On November 16, 2009, MODM entered into and consummated a new Agreement for Purchase and Sale of Assets with MES (the “New MES Agreement”), pursuant to which MODM reacquired all of MES’ interests in the MES Assets.  MODM acquired the MES Assets in consideration of a non-interest bearing promissory note in the principal amount of $670,000 (the “New MES Note”), due at the earlier of February 1, 2010 or the closing date Asset Sale to NJIP; provided that if the New Note is not paid in full on or before February 1, 2010, the New MES Agreement will be null and void and ownership of the MES Assets will revert back to MES.  The New Note is in satisfaction of all outstanding payment obligations of MODM to MES.

The foregoing summary does not purport to be complete and is qualified in its entirety by the New MES Agreement and the New Note, which are attached as exhibits to this Current Report.

Item 1.02  Termination of a Material Definitive Agreement

On February 2, 2009, MODM filed a Form 8-K reporting that it and the Seller Companies had entered into an asset purchase agreement with Health Diagnostics of New Jersey, L.L.C. (“HD”), pursuant to which HD agreed to purchase substantially all of the assets of Seller Companies used in connection with Seller Companies’ diagnostic imaging business, subject to a condition that HD obtain financing to consummate the transaction (the “HD Agreement”).  In the event the HD Agreement failed to close on or before March 31, 2009, MODM, the Seller Companies and HD each had the right to terminate the HD Agreement at any time thereafter.  As MODM reported in Part II, Item 5 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, on August 18, 2009 MODM notified HD that MODM was terminating the HD Agreement as the final closing date specified therein had passed, and HD informed MODM that HD would be unable to close the transaction until an indeterminate date.  Until MODM terminated the Asset Purchase Agreement, MODM was bound by the HD Agreement to not enter into any discussions or negotiations with another potential purchaser regarding the sale of the Seller Companies’ diagnostic imaging business.  None of MODM, the Seller Companies or any of their respective affiliates had or has a material relationship with HD, other than in respect of the HD Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure under Item 1.01 above, under the heading “Agreement for Purchase and Sale of Assets with Medical Equipment Solution, Inc.” is incorporated herein under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Asset Purchase Agreement, dated as of November 19, by and among New Jersey Imaging Partners, Inc., Modern Medical Modalities Corporation, Union Imaging Associates, Inc., Union Imaging Center, LLC and PET Scan at Union Imaging, LLC

10.2	Agreement for Purchase and Sale of Assets, dated as of November 16, 2009, by and between Modern Medical Modalities Corporation and Medical Equipment Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Modern Medical Modalities Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODERN MEDICAL MODALITIES CORPORATION

Date: November 24, 2009	/s/ Baruh Hayut
Baruh Hayut, Chairman and Chief Executive Officer